EXHIBIT 11

                                  CHANCELLOR CORPORATION AND SUBSIDIARIES
                                     COMPUTATION OF EARNINGS PER SHARE

     The following table reflects the calculation of the earnings per share:

                                                                          Weighted Average
                                                                           Common Shares
                                                    Income                  Outstanding
                                                    ------                ---------------
                                                  (numerator)               (denominator
                                                  (restated)
Quarter ended September 30, 1999              In thousands, except share and per share data
      Earnings from operations                    $        266                53,530,730
                                                  ============                ==========
Basic earnings per common share                                                           $  0.00

Effect of dilutive securities
      Convertible preferred shares                       - - -                 5,000,000
      Vested Employee Options                             - -                  1,412,821
                                                  ------------               ------------
                                                             -
                                                  $        266                59,943,551
                                                  ============                ==========
Diluted earnings per common share                                                         $  0.00

Quarter ended September 30, 1998
      Earnings from operations                    $        141                38,472,679
                                                  ============               ===========
Basic earnings per common    share                                                        $  0.00

Effect of dilutive securities -
     Convertible preferred shares                        - - -                 5,000,000
     Warrant - VCC                                       - - -                 8,760,000
     Vested Employee Options                             - - -                 1,000,000
                                                  ------------               ------------
                                                  $        141                53,232,679
                                                  ============               ===========
Diluted earnings per common share                                                         $  0.00

Year to date ended September 30, 1999:

     Earnings from operations                     $        558                48,381,553
                                                  ============                ==========
Basic earnings per common share                                                           $  0.01

Effect of dilutive securities -
     Convertible preferred shares                        - - -                 5,000,000
     Warrant - VCC                                       - - -                 2,323,232
     Vested Employee Options                             - - -                 1,475,608
                                                  ------------               ------------
                                                  $        558                57,180,393
                                                  ============               ===========
Diluted earnings per common share                                                         $  0.01

Year to date ended June 30, 1998:

     Earnings from operations                     $        201                35,883,172
                                                  ============                ==========
Basic earnings per common share                                                           $  0.01
     Convertible preferred shares                        - - -                 5,000,000
     Warrant - VCC                                       - - -                 6,080,000
     Vested Employee Options                             - - -                 1,000,000
                                                  ------------                ----------
                                                  $        201                47,963,172
                                                  ============                ==========
Diluted earnings per common share                                                         $  0.00